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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8 - K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  SEPTEMBER 13, 1999



                          GATEWAY ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)



        DELAWARE                     1-4766                    44-0651207
(State of incorporation)    (Commission File Number)    (IRS Employer ID Number)



                         500 DALLAS STREET, SUITE 2615
                               HOUSTON, TX 77002
                   (Address of principal executive offices)


       Registrant's telephone number, including area code: (713) 336-0844



         (Former name or former address, if changed since last report)
                                      N/A

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Item 5.    Other Events

         In its Form 10-KSB for the fiscal year ended February 28, 1999, the Company reported on a legal action entitled STANLEY ROSENTHAL V. SHOREHAM PIPELINE COMPANY, which was filed in District Court of Milam County, Texas on September 23, 1994. Mr. Rosenthal alleged that he had an agreement with Shoreham Pipeline Company to provide natural gas from a gas gathering system known as the Rockdale System. Shoreham Pipeline and the Company acquired the Rockdale System on October 1, 1994 through a joint venture managed and operated by Shoreham Pipeline. Mr. Rosenthal alleged that Shoreham Pipeline failed to provide natural gas to him causing alleged damage to him. Mr. Rosenthal alleged fraud, negligent misrepresentation, breach of contract, unlawful discrimination and violations of the Texas Deceptive Trade Practices Act ("TDTPA").

         In August 1996, Mr. Rosenthal joined the Company as a defendant. Company management and its counsel believed that a contract did not exist between Rosenthal and Shoreham Pipeline and consequently Mr. Rosenthal could not have been damaged in the manner that he alleged. Nonetheless, on May 20, 1999 following a trial on the issues, the jury in the action awarded actual damages to Mr. Rosenthal in the amount of $1,656,072 and exemplary damages and damages under the TDTPA which when tripled represented $1,500,000 against each of Shoreham Pipeline and the Company. A final judgment was entered on July 28, 1999 as noted above, except that no TDTPA damages were awarded, but exemplary damages were allowed in the amount of $750,000 against each of Shoreham Pipeline and the Company.

         On September 13, 1999, in an attempt to avoid further costly litigation, the Company entered into mediation with Rosenthal and Shoreham to settle all claims between the parties. As a result of the mediation, Rosenthal agreed to dismiss the Company from the lawsuit, and the Company and Rosenthal agreed to release each other from any and all claims related to the aforementioned action. In consideration, the Company agreed to assign without recourse its right to receive payments for the monthly periods from October 1, 1999 through November 1, 2001 to which it is entitled under its note receivable from Shoreham dated November 18, 1999 in the original principal amount of $400,000. Such payments include interest at an annual rate of 7% and total $249,662. The Company will retain its right to receive the payments, totaling $124,831, due for the monthly periods from December 1, 2001 through December 1, 2002. In addition, the Company and Shoreham have agreed to release each other from any claims or controversies that exist or may arise from the lawsuit. The execution of the final documents and the filing of the releases with the court is expected within 30 days.

         The financial statements of the Company for the quarter ending November 30, 1999 will reflect a charge to earnings for $213,607 reflecting the assignment to Rosenthal of the principal portion of the note receivable from Shoreham.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Gateway Energy Corporation
                                     (Registrant)

                                     By:  /s/ S. D. Heflin
                                     S. D. Heflin
                                     Chief Financial Officer